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                                 AMENDMENT NO. 1

                                     TO THE

                       KENNEDY-WILSON, INC 1992 INCENTIVE
                       AND NONSTATUTORY STOCK OPTION PLAN

                  WHEREAS, Kennedy-Wilson, Inc. (the "Company") has adopted the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan"); and

                  WHEREAS, Sections 17 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

                  WHEREAS, the Board of Directors of the Company now desires to amend the Plan in certain respects;

                  NOW, THEREFORE, the Plan is hereby amended as follows:

                  FIRST: Subsection (a) of Section 4 of the Plan is hereby amended by deleting the number "750,000" wherever it appears and inserting the number "1,400,000" in its stead.

                  SECOND: Subsection (b) of Section 4 of the Plan is hereby deleted, in its entirety, and replaced with the following:

                  "(b) Shares of Common Stock that are not purchased by the Optionee prior to the expiration or termination of the applicable Option shall again become available to be covered by the Options to be issued hereunder and shall not, as of the effective date of such expiration or termination, be counted as covered by an outstanding Option for purposes of the above-described maximum number of shares which may be optioned hereunder.

                  (c) During any calendar year, no executive officer of the company may receive options in excess of the number then remaining available for grant under the Plan.'

                  THIRD: Clause (a) of Section 7 of the Plan is hereby amended, in its entirety, to read as follows:

                  "(a) No shares of Common Stock acquired by the Optionee pursuant to an exercise of an Option granted under the Plan may be disposed of in whole or in part until six (6) months after the later of (i) the date on which the Option is granted by the Committee (hereinafter the "Option Grant Date"), (ii) with respect to persons subject to Section 16 of the Act (as defined in Section 29 hereof), the date of the shareholder approval of an amendment to the Plan if such amendment is subject to shareholder approval and the Option granted is subject to shareholder approval, or (iii) with respect to persons subject to Section 16 of said Act, the date of any amendment of an Option which is deemed to be the grant of a new option under rule 16b-3 of said Act, to the extent that such option was not theretofore exercised."

                  FOURTH: Subsection (a) of Section 17 of the Plan is hereby amended, in its entirety, to read as follows:

                  "(a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall operate to affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except with the written consent of the Optionee or as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law. Notwithstanding the preceding, any amendment which would (i) operate to increase the maximum aggregate number of shares which may be optioned and sold under the Plan or change the classes of persons eligible to receive Options under the Plan, or (ii) require shareholder approval under any applicable law, rule or regulation, shall be subject to shareholder approval in accordance with applicable laws, rules or regulations."

                  FIFTH: The provisions of this Amendment shall be effective as of the date of the execution hereof; provided, however, that if this Amendment is not approved by the shareholders of the Company in accordance with applicable Federal and state law (and rules and regulations thereunder), this Amendment and any options granted pursuant to the provisions hereof shall be void and of no force or effect.

                  SIXTH: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the company on the 2ND day of August, 1993.

                                                      KENNEDY-WILSON, INC.